     As filed with the Securities and Exchange Commission on March 8, 2000
                                                     Registration No. 333-31770
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                 Amendment No. 1
                                       to

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------
                            PREDICTIVE SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                                  7371                        13-3808483
(State or Other Jurisdiction of         (Primary Standard Industrial          (I.R.S. Employer
Incorporation) or Organization)          Classification Code Number)        Identification Number)

                              ---------------------

                                145 Hudson Street
                            New York, New York 10013
                                 (212) 219-4400
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                              ---------------------

                             Gary N. Papilsky, Esq.
                       Vice President and General Counsel
                            Predictive Systems, Inc.
                                145 Hudson Street
                               New York, NY 10013
                                 (212) 219-4400
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agents for Service)

                              ---------------------
                                   Copies to:

     Babak Yaghmaie, Esq.                            Philip P. Rossetti, Esq.
Brobeck, Phleger & Harrison LLP                         Hale and Dorr LLP
  1633 Broadway, 47th Floor                              60 State Street
  New York, New York 10019                         Boston, Massachusetts 02109
       (212) 581-1600                                    (617) 526-6000

                              ---------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /


                              ---------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13. Other Expenses of Issuance and Distribution


     The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the common stock being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.



                                                               Amount to
                                                                be Paid
                                                              ----------
SEC registration fee ......................................   $ 67,491
NASD filing fee ...........................................     26,065
Nasdaq National Market listing fee ........................     17,500
Legal fees and expenses ...................................    200,000
Accounting fees and expenses ..............................    200,000
Printing and engraving expenses ...........................    200,000
Blue sky fees and expenses (including legal fees) .........     10,000
Transfer Agent and Registrar fees and expenses ............     20,000
Miscellaneous .............................................     73,944
                                                              --------
    Total .................................................   $815,000
                                                              ========

Item 14. Indemnification of Directors and Officers

     The Registrant's Amended and Restated Certificate of Incorporation in effect as of the date hereof (the "Certificate") provides that, except to the extent prohibited by the Delaware General Corporation Law, as amended (the "DGCL"), the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The Registrant maintains liability insurance for its officers and directors.

     Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the Registrant may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.


Item 15. Recent Sales of Unregistered Securities

     The Registrant has sold and issued the following securities since January 1, 1996:

   1. On March 5, 1999, the Registrant issued 6,512,316 shares of Series A Convertible Preferred Stock for an aggregate amount of $18,565,225.44 in a private placement to six accredited investors in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 as amended (the "Securities Act").

   2. On March 5, 1999, the Registrant issued warrants to purchase 15% of the number of shares registered in its initial public offering at the initial public offering price for an aggregate amount of $1,000 in a private placement to two accredited investors in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

   3. On August 12, 1999, the Registrant issued 1,062,814 shares of common stock to two persons in exchange for all of the outstanding capital stock of Network Resource Consultants and Company, B.V. in reliance upon the exemption from registration provided by Section 4(2).

   4. On September 16, 1999, the Registrant issued 1,242,000 shares of common stock to Cisco Systems, Inc., an accredited investor, in a private placement for an aggregate amount of $14,904,000 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

   5. On September 22, 1999, the Registrant issued 94,867 and 18,133 shares of common stock to General Atlantic Partners 57, L.P. and GAP Coinvestment Partners II, L.P., both accredited investors, in a private placement for an aggregate amount of $1,356,000 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

   6. The Registrant from time to time has granted stock options to employees, directors and consultants in reliance upon exemption from registration pursuant to either (i) issuances to accredited investors in private placements pursuant to Section 4(2) of the Securities Act, or (ii) issuances to employees, directors and consultants for services pursuant to Rule 701 promulgated under the Securities Act. The following table sets forth certain information regarding such grants:


                                                  Number of         Exercise
                                                    Shares           Prices
                                                 -----------   -----------------
January 1, 1996 to December 31, 1996 .........   1,560,000     $ 0.50-$ 0.83
January 1, 1997 to December 31, 1997 .........   3,856,800     $ 0.83-$ 1.25
January 1, 1998 to December 31, 1998 .........   2,427,000     $ 1.25-$ 1.50
January 1, 1999 to present ...................   2,980,363     $ 1.50-$11.05

     No underwriters were involved in connection with the sales of securities referred to in this Item 15.

Item 16. Exhibits and Financial Statement Schedules


     (a) Exhibits.




Number           Description
---------------  -------------------------------------------------------------------------------------------
   1.1*          Form of underwriting agreement.
   3.1#          Amended and Restated Certificate of Incorporation.
   3.2##         Amended and Restated By-laws.
   4.1+          Specimen common stock certificate.
   4.2           See Exhibits 3.1 and 3.2 for provisions of the Amended and Restated Certificate of
                 Incorporation and Amended and Restated By-laws of the Registrant defining the rights of holders of Common Stock of the Registrant.
   4.3+          Stock Purchase Warrant, dated March 5, 1999, by and between General Atlantic Partners
                 54, L.P. and the Registrant.
   4.4+          Stock Purchase Warrant, dated March 5, 1999, by and between GAP Coinvestment
                 Partners II, L.P. and the Registrant.
   5.1*          Opinion of Brobeck, Phleger & Harrison LLP.
  10.1+          1999 Stock Incentive Plan.
  10.2+          1999 Employee Stock Purchase Plan.
  10.4+          Employment Agreement, dated May 11, 1999, by and between Ronald Pettengill and the
                 Registrant.
  10.5+          Employment Agreement, dated May 11, 1999, by and between Robert Belau and the
                 Registrant.
  10.6+          Employment Agreement, dated January 22, 1999, by and between Kevin Holt and the
                 Registrant.
  10.7+          Registration Rights Agreement, dated March 5, 1999.
  10.8+          Secured Promissory Note, dated August 31, 1998, in favor of Brown Brothers Harriman & Co.
  10.9+          Agreement of Lease, dated June 25, 1999, by and between the Registrant and Polestar
                 Fifth Property Associates LLC.
  10.10**        Development and License Agreement, dated July 29, 1998, by and between Bear, Stearns
                 & Co. Inc. and the Registrant.
  10.10.1@       Statements of Work, by and between Bear, Stearns & Co. Inc. and the Registrant, entered into pursuant to the Development and License Agreement included as Exhibit 10.10.
  10.12**        Consulting Services Agreement, dated October 15, 1998, by and between First Union
                 Corporation and the Registrant.
  10.12.1@       Statement of Work, by and between First Union Corporation and the Registrant, entered into pursuant to the Consulting Services Agreement included as Exhibit 10.12.
  10.13**        Strategic Partnering Agreement, dated July 30, 1999, by and between Cabletron Systems
                 Inc. and the Registrant.
  10.14**        Systems Integration Consulting Services Agreement, dated May 21, 1998, by and between
                 LCI International Telecom Corp. dba Qwest Communications Corporation and the
                 Registrant.
  10.15+         Amendment No. 1 to Consulting Services Agreement dated June 21, 1999, to Systems
                 Integration Consulting Services Agreement, dated May 21, 1998, by and between LCI
                 International Telecom Corp. dba Qwest Communications Corporation and the Registrant.
  10.15.1@       Statements of Work, by and between Qwest Communications Corporation and the
                 Registrant, entered into pursuant to the Consulting Services Agreement included as Exhibit
                 10.14, as amended by Amendment No. 1 thereto included as Exhibit 10.15.
  10.16+         Stock and Warrant Purchase Agreement, dated March 5, 1999, by and among General
                 Atlantic Partners 54, L.P., GAP Coinvestment Partners II, L.P., the Other Purchasers
                 named therein and the Registrant.
  10.17+         Service Agreement, dated January 1, 1999, by and between John Wright and Predictive
                 Limited.

Number         Description
-------------  ----------------------------------------------------------------------------------------
  10.18+       Common Stock Purchase Agreement, dated September 16, 1999, by and between Cisco
               Systems, Inc. and the Registrant.
  10.19+       Investor's Rights Agreement, dated September 16, 1999, by and between Cisco Systems,
               Inc. and the Registrant.
  10.20**      Professional Services Subcontract, dated May 14, 1999, by and between Cisco Systems,
               Inc. and the Registrant.
  10.20.1@     Statements of Work, by and between Cisco Systems, Inc. and the Registrant, entered into pursuant to the Professional Services Subcontract included as Exhibit 10.20.
  10.21+       Common Stock Purchase Agreement, dated September 22, 1999, by and among General
               Atlantic Partners 57, L.P., GAP Coinvestment Partners II, L.P. and the Registrant.
  10.22+       Amendment No. 1 to the Registration Rights Agreement, dated March 5, 1999, dated
               September 22, 1999.
  10.23+       Employment Agreement, dated September 21, 1999 by and between Gerard Dorsey and the Registrant.
  10.24+       Amendment No. 1 to Common Stock Purchase Agreement, dated September 27, 1999, by and between Cisco Systems, Inc. and the Registrant.
  10.25@       Master Professional Services Agreement, dated May 14, 1999, by and between BellSouth
               MNS, Inc. and the Registrant.
  10.25.1@     Statements of Work, by and between BellSouth MNS, Inc. and the Registrant, entered into pursuant to the Master Professional Services Agreement included as Exhibit 10.25.
  10.26        Service Agreement, dated February 1, 2000, by and between Cisco Systems, Inc. and the
               Registrant.
  23.1         Consent of Arthur Andersen LLP.
  23.2*        Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1).
  23.3         Consent of Arthur Andersen LLP.
  24.1!        Powers of attorney.
  27.1*        Financial Data Schedule.


------------
# Incorporated by reference to Exhibit 3.2 of Predictive's Registration Statement on Form S-1, No. 333-84045 ("Registration Statement No. 333-84045").
## Incorporated by reference to Exhibit 3.4 of Registration Statement No.
   333-84045.
+ Incorporated by reference to the indentically numbered exhibit of Registration Statement No. 333-84045.
*  To be filed by amendment.

** Non-confidential portions of this Exhibit were filed as the identically numbered Exhibit of Registration Statement No. 333-84045, which non-confidential portions are incorporated herein by reference. Confidential treatment was granted for certain portions of this Exhibit pursuant to Rule 406 promulgated under the Securities Act. Confidential portions of this Exhibit have been filed separately with the Securities and Exchange Commission.
@ Confidential treatment has been requested for certain portions of this Exhibit pursuant to Rule 406 promulgated under the Securities Act. Confidential portions of this Exhibit have been filed separately with the Securities and Exchange Commission.
!  Previously filed.


     (b) Financial Statement Schedules.

     Schedule II-Valuation and Qualifying Accounts

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or related notes.


Item 17. Undertakings

     The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

   The undersigned Registrant hereby undertakes that:

   (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424
       (b)(1) or (4), or 497(h) under the Securities Act of 1933, shall be deemed to be part of this registration statement as of the time it was declared effective.

   (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 8th day of March, 2000.



                                          PREDICTIVE SYSTEMS, INC.

                                          By: /s/ Ronald G. Pettengill, Jr.
                                             -------------------------

                                             Name: Ronald G. Pettengill, Jr.
                                             Title: Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.




Signature                         Title(s)                                                  Date
-------------------------------   --------------------------------------------------   --------------
/s/ Ronald G. Pettengill, Jr.     Chief Executive Officer and Chairman of the          March 8, 2000
-------------------------         Board of Directors (principal executive officer)
Ronald G. Pettengill, Jr.

/s/ Robert L. Belau               President and Director                               March 8, 2000
-------------------------
Robert L. Belau

/s/ Gerard E. Dorsey              Chief Financial Officer (principal financial and     March 8, 2000
-------------------------         accounting officer)
Gerard E. Dorsey

               *                  Director                                             March 8, 2000
-------------------------
Peter L. Bloom

               *                  Director                                             March 8, 2000
-------------------------
Donald J. Duffy

               *                  Director                                             March 8, 2000
-------------------------
Braden R. Kelly

               *                  Director                                             March 8, 2000
-------------------------
Eric Meyer

               *                  Director                                             March 8, 2000
-------------------------
Inder Sidhu

               *                  Director                                             March 8, 2000
-------------------------
William W. Wyman

By: /s/ Robert L. Belau                                                                March 8, 2000
     -----------------------------
     Robert L. Belau, Attorney-in-Fact


                               INDEX TO EXHIBITS





Number                                                  Description
---------------  ----------------------------------------------------------------------------------------
  1.1*           Form of underwriting agreement.
  3.1#           Amended Restated Certificate of Incorporation.
  3.2##          Amended and Restated By-laws.
  4.1+           Specimen common stock certificate.
  4.2            See Exhibits 3.1 and 3.2 for provisions of the Amended and Restated Certificate of
                 Incorporation and Amended and Restated By-laws of the Registrant defining the rights of holders of Common Stock of the Registrant.
  4.3+           Stock Purchase Warrant, dated March 5, 1999, by and between General Atlantic
                 Partners 54, L.P. and the Registrant.
  4.4+           Stock Purchase Warrant, dated March 5, 1999, by and between GAP Coinvestment
                 Partners II, L.P. and the Registrant.
  5.1*           Opinion of Brobeck, Phleger & Harrison LLP.
  10.1+          1999 Stock Incentive Plan.
  10.2+          1999 Employee Stock Purchase Plan.
  10.4+          Employment Agreement, dated May 11, 1999, by and between Ronald Pettengill and the
                 Registrant.
  10.5+          Employment Agreement, dated May 11, 1999, by and between Robert Belau and the
                 Registrant.
  10.6+          Employment Agreement, dated January 22, 1999, by and between Kevin Holt and the
                 Registrant.
  10.7+          Registration Rights Agreement, dated March 5, 1999.
  10.8+          Secured Promissory Note, dated August 31, 1998, in favor of Brown Brothers Harriman & Co.
  10.9+          Agreement of Lease, dated June 25, 1999, by and between the Registrant and Polestar
                 Fifth Property Associates LLC.
  10.10**        Development and License Agreement, dated July 29, 1998, by and between Bear,
                 Stearns & Co. Inc. and the Registrant.
  10.10.1@       Statements of Work, by and between Bear, Stearns & Co. Inc. and the Registrant, entered into pursuant to the Development and License Agreement included as Exhibit 10.10.
  10.12**        Consulting Services Agreement, dated October 15, 1998, by and between First Union
                 Corporation and the Registrant.
  10.12.1@       Statement of Work, by and between First Union Corporation and the Registrant, entered into pursuant to the Consulting Services Agreement included as Exhibit 10.12.
  10.13**        Strategic Partnering Agreement, dated July 30, 1999, by and between Cabletron
                 Systems Inc. and the Registrant.
  10.14**        Systems Integration Consulting Services Agreement, dated May 21, 1998, by and between LCI International Telecom Corp. dba Qwest Communications Corporation and
                 the Registrant.
  10.15+         Amendment No. 1 to Consulting Services Agreement dated June 21, 1999, to Systems
                 Integration Consulting Services Agreement, dated May 21, 1998, by and between LCI
                 International Telecom Corp. dba Qwest Communications Corporation and the Registrant.
  10.15.1@       Statements of Work, by and between Qwest Communications Corporation and the
                 Registrant, entered into pursuant to the Consulting Services Agreement included as
                 Exhibit 10.14, as amended by Amendment No. 1 thereto included as Exhibit 10.15.
  10.16+         Stock and Warrant Purchase Agreement, dated March 5, 1999, by and among General
                 Atlantic Partners 54, L.P., GAP Coinvestment Partners II, L.P., the Other Purchasers
                 named therein and the Registrant.
  10.17+         Service Agreement, dated January 1, 1999, by and between John Wright and Predictive
                 Limited.

Number                                                 Description
-----------------  -----------------------------------------------------------------------------------
  10.18+           Common Stock Purchase Agreement, dated September 16, 1999, by and between
                   Cisco Systems, Inc. and the Registrant.
  10.19+           Investor's Rights Agreement, dated September 16, 1999, by and between Cisco
                   Systems, Inc. and the Registrant.
  10.20**          Professional Services Subcontract, dated May 14, 1999, by and between Cisco
                   Systems, Inc. and the Registrant.
  10.20.1@         Statements of Work, by and between Cisco Systems, Inc. and the Registrant, entered into pursuant to the Professional Services Subcontract included as Exhibit 10.20.
  10.21+           Common Stock Purchase Agreement, dated September 22, 1999, by and among
                   General Atlantic Partners 57, L.P., GAP Coinvestment Partners II, L.P. and the
                   Registrant.
  10.22+           Amendment No. 1 to the Registration Rights Agreement, dated March 5, 1999, dated
                   September 22, 1999.
  10.23+           Employment Agreement, dated September 21, 1999 by and between Gerard Dorsey and the Registrant.
  10.24+           Amendment No. 1 to Common Stock Purchase Agreement, dated September 27, 1999, by and between Cisco Systems, Inc. and the Registrant.
  10.25@           Master Professional Services Agreement, dated May 14, 1999, by and between
                   BellSouth MNS, Inc. and the Registrant.
  10.25.1@         Statements of Work, by and between BellSouth MNS, Inc. and the Registrant, entered into pursuant to the Master Professional Services Agreement included as Exhibit 10.25.
  10.26            Service Agreement, dated February 1, 2000, by and between Cisco Systems, Inc. and the Registrant.
  23.1             Consent of Arthur Andersen LLP.
  23.2*            Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1).
  23.3             Consent of Arthur Andersen LLP.
  24.1!            Powers of attorney.
  27.1*            Financial Data Schedule.


------------
# Incorporated by reference to Exhibit 3.2 of Predictive's Registration Statement on Form S-1, No. 333-84045 ("Registration Statement
    No. 333-84045").
## Incorporated by reference to Exhibit 3.4 of Registration Statement No. 333-84045.
+ Incorporated by reference to the identically numbered exhibit of Registration Statement No. 333-84045.
*   To be filed by amendment.

** Non-confidential portions of this Exhibit were filed as the identically numbered Exhibit of Registration Statement No. 333-84045, which non-confidential portions are incorporated herein by reference. Confidential treatment was granted for certain portions of this Exhibit pursuant to Rule 406 promulgated under the Securities Act. Confidential portions of this Exhibit have been filed separately with the Securities and Exchange Commission.
@ Confidential treatment has been requested for certain portions of this Exhibit pursuant to Rule 406 promulgated under the Securities Act. Confidential portions of this Exhibit have been filed separately with the Securities and Exchange Commission.
!   Previously filed.